                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                          VILLAGE SUPER MARKET, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           VILLAGE SUPER MARKET, INC.
                              733 MOUNTAIN AVENUE
                         SPRINGFIELD, NEW JERSEY 07081

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 5, 1997

                            ------------------------

     The Annual Meeting of the shareholders of Village Super Market, Inc. will be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey 07081 on Friday, December 5, 1997 at 10:00 A.M. for the following purposes:

        (1) To elect eight directors for the ensuing year;

        (2) To ratify the selection of independent public accountants;

        (3) To vote on a proposal to adopt the Company's 1997 Incentive and Non-Statutory Stock Option Plan; and

        (4) To transact any other business which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October 3, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          By order of the Board of Directors,

                                                                  ROBERT SUMAS,
                                                            Secretary

October 30, 1997

                           VILLAGE SUPER MARKET, INC.
                              733 MOUNTAIN AVENUE

                         SPRINGFIELD, NEW JERSEY 07081

                            ------------------------

                                PROXY STATEMENT

                                DECEMBER 5, 1997

                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of Village Super Market, Inc. (the "Company") in connection with the solicitation by and on behalf of the management of the Company of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey on December 5, 1997 at 10:00 a.m. and at all postponements or adjournments thereof.

     At the close of business on October 3, 1997, the Company had outstanding and entitled to vote 1,315,800 shares of Class A common stock, no par value, and 1,594,076 shares of Class B common stock, no par value. The holders of the outstanding shares of Class A Stock are entitled to one vote per share and the holders of Class B Stock are entitled to ten votes per share. Shareholders of record at the close of business on October 3, 1997 are entitled to vote at this meeting.

     All shares of Common Stock represented by properly executed proxies will be voted at the Annual Meeting, unless such proxies previously have been revoked. Unless the proxies indicate otherwise, the shares of Common Stock represented by such proxies will be voted for the election of management's nominees for directors, to ratify the Company's 1997 Incentive and Non-Statutory Stock Option Plan and to ratify the selection of independent public accountants. Management does not know of any other matter to be brought before the Annual Meeting.

     The Company's address is 733 Mountain Avenue, Springfield, New Jersey and its telephone number is (973) 467-2200. This notice, proxy statement and enclosed form of proxy are being mailed to shareholders on or about October 30, 1997.

     Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by: (a) delivering written notice of such revocation to Secretary of the Company at its office; (b) delivering to the Secretary of the Company a duly executed proxy bearing a later date; or (c) appearing at the Meeting and requesting the return of his or her proxy.

     YOU ARE REQUESTED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                         SECURITY OWNERSHIP OF CERTAIN

                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's capital stock by: (i) persons known by the Company to own beneficially more than 5% of its Class A Stock or Class B Stock;
(ii) each director of the Company; and (iii) all directors and executive officers of the Company collectively:

                                       CLASS A STOCK(1)                 CLASS B STOCK(1)
                                ------------------------------   -------------------------------
                                                      PERCENTAGE                        PERCENTAGE
                                SHARES                   OF       SHARES                   OF
NAME(2)                          OWNED                CLASS(3)    OWNED                 CLASS(4)
                                -------               --------   --------               --------
Estate of Nicholas Sumas.......  87,601                  6.7%     191,709                 12.0%
Perry Sumas.................... 104,565(5)(11)(12)       7.9      541,000(6)(7)           33.9
James Sumas....................  39,094(5)(12)(14)       3.0      274,857(6)(7)(8)        17.2
Robert Sumas...................  37,522(5)(12)(15)       2.9      181,958(6)(9)           11.4
William Sumas..................  66,412(11)(12)          5.0      126,956                  8.0
John Sumas.....................  81,677(10)(11)(12)      6.2      114,252                  7.2
George J. Andresakes...........   1,788                    *       20,000(6)               1.3
John J. McDermott..............     100                    *           --                   --
Norman Crystal................. 158,700(17)             12.1      109,280(18)              6.9
All directors and executive
  officers as a group and the
  Estate of Nicholas Sumas (11
  persons)..................... 441,715(13)             33.6%    1,436,840                90.0%
Towle & Co. ("Towle")..........  71,200(16)              5.4%          --                   --
Tweedy, Browne Company L.P.
  ("TBC") and Vanderbilt Part-
  ners, L.P. ("Vanderbilt").... 165,100(19)             12.5%          --                   --

---------------
 (1) Except as noted, each person has sole investment power and sole voting power with respect to the shares beneficially owned.
 (2) The address of each of the Company's principal shareholders is in care of the Company, 733 Mountain Avenue, Springfield, New Jersey 07081.
 (3) Based upon 1,315,800 shares of Class A Stock outstanding.
 (4) Based upon 1,594,076 shares of Class B Stock outstanding.
 (5) Includes 25,680 shares held by the Company's pension trust of which Perry Sumas, James Sumas and Robert Sumas are trustees.
 (6) Includes 20,000 shares held by a charitable trust of which Perry Sumas, James Sumas, Robert Sumas and George J. Andresakes are trustees.
 (7) Includes 63,172 shares as to which Perry Sumas and James Sumas have agreed to share the power to vote pursuant to a Voting Agreement dated March 4, 1987.
 (8) Includes 2,940 shares owned jointly by Mr. and Mrs. James Sumas; and 9,955 shares owned by Mrs. James Sumas; and 3,280 shares held by Mr. and Mrs. James Sumas as custodians for their children.
 (9) Includes 104 shares owned jointly by Mr. and Mrs. Robert Sumas; and 48,058 shares owned by Mrs. Robert Sumas.
(10) Includes 100 shares owned by Mrs. John Sumas and 1,200 shares held by Mr. and Mrs. John Sumas as custodians for their minor children.
(11) Includes 52,167 shares held in the name of Perry Sumas, William Sumas and John Sumas as Co-Trustees of a Trust for the benefit of the grandchildren of Perry Sumas.
(12) Includes 8,000 shares represented by options exercisable by him under the Company's Employee Stock Option Plan.
(13) Includes 58,000 shares represented by options exercisable by all officers and directors under the Company's Employee Stock Option Plan.
(14) Includes 3,842 shares owned by Mrs. James Sumas.
(15) Includes 3,842 shares owned by Mrs. Robert Sumas.
(16) In its capacity as investment advisor, Towle may be deemed to be the beneficial owner of 71,200 shares of the Company. Towle has sole dispositive power over 20,500 shares and shared dispositive power for 50,700 shares. Towle's address is 1714 Deer Tracks Trail, St. Louis, MO 63131.
(17) Includes 14,500 shares owned by Mrs. Norman Crystal.
(18) Includes 28,400 shares owned by Mrs. Norman Crystal.
(19) Pursuant to a Schedule 13D filed November 20, 1995, TBC and Vanderbilt may be deemed to be the beneficial owners of 165,160 shares of the Company. They have shared dispositive power over 155,160 shares and have sole dispositive power over 10,000 shares. The address of TBC and Vanderbilt is 52 Vanderbilt Avenue, New York, N.Y. 10017.

  *  Less than 1%.

     The Estate of Nicholas Sumas and these five members of the Sumas family beneficially own 195,497 shares of Class A Stock and 1,307,560 shares of Class B Stock, or 76.9% of the combined voting power.

     The aggregate number of shares of Class B Stock owned by Perry Sumas and his sons, William Sumas and John Sumas, exceeds the aggregate number of shares of Class B Stock owned by the Estate of Nicholas Sumas and his sons, James Sumas and Robert Sumas (the "Excess Shares"). Perry Sumas and James Sumas have entered into an agreement whereby the Excess Shares will be voted pursuant to the mutual agreement of James Sumas and Perry Sumas. The voting agreement will be automatically cancelled if

Perry Sumas either: (i) converts the Excess Shares into shares of Class A Stock; or (ii) exchanges 50% of the Excess Shares for shares of Class A Stock owned by the Estate of Nicholas Sumas.

                             ELECTION OF DIRECTORS

     The following eight persons will be nominated by the management of the Company for election as directors at the Annual Meeting. If elected, they will serve until their successors are duly elected and qualified at the next Annual Meeting of Shareholders, which is expected to be held on December 4, 1998. Directors shall be elected by a plurality of the votes cast. All of the nominees are now directors of the Company.

     Certain information is given below with respect to each nominee for election as a director. The table below and the following paragraphs list their respective ages, positions and offices held with the Company, the period served as a director and business experience during past 5 years. Perry Sumas is the father of William Sumas and John Sumas and is the uncle of James Sumas and Robert Sumas. The other nominees are not related.

                                    NOMINEES

     The following table sets forth information concerning the nominees for director:

        NAME                      AGE          POSITION WITH THE COMPANY
                              -----------
Perry Sumas...................     82    President, Chief Executive Officer
                                         and
                                           Director
James Sumas...................     64    Chief Operating Officer, Treasurer
                                         and Chairman of the Board of
                                           Directors
Robert Sumas..................     56    Executive Vice President, Secretary
                                         and Director
William Sumas.................     50    Executive Vice President and Director
John Sumas....................     48    Executive Vice President and Director
George J. Andresakes..........     84    Director
John J. McDermott.............     72    Director
Norman Crystal................     71    Director

     Perry Sumas, together with Nicholas Sumas, founded the Company in 1937. He has served as a Director of the Company since its incorporation in 1955 and has served as President and Chief Executive Officer since 1973.

     James Sumas was elected Chairman of the Board in 1989. He also serves as the Company's Chief Operating Officer and as its Treasurer. He has served as Vice President, Treasurer and a Director of the Company since its incorporation in 1955. James Sumas is Vice Chairman of Wakefern Food Corporation and is a member of its Board of Directors. Mr. Sumas also is the Chairman of Wakefern's Grocery Committee and its Advertising Committee. In addition, he is Vice Chairman of Wakefern's Sales and Merchandising Committee and of ShopRite Supermarkets, Inc., Wakefern's supermarket operating subsidiary. Mr. Sumas also is a member of Wakefern's Finance, Trade Name and Trademark and Strategic Planning Committees.

     Robert Sumas has served as Vice President, Secretary and a Director of the Company since 1969. Since 1989, he has served as an Executive Vice President. He has responsibility for finance and administration matters and retail computer operations. Robert Sumas is Chairman of Wakefern's General Merchandise Committee and is a member of Wakefern's Communications, Consumer Affairs and Property Management Committees.

     William Sumas has served as Vice President and a Director of the Company since 1980. Since 1989, he has served as an Executive Vice President. He has responsibility for real estate development. William Sumas is Chairman of Wakefern's Commercial Bakery Committee and is a member of Wakefern's Loss Prevention Policy Committee.

     John Sumas has served as Vice President and a Director of the Company since 1982. Since 1989, he has served as an Executive Vice President. He has responsibility for the Company's frozen food, appetizing and fresh bakery operations. John Sumas is a member of Wakefern's Frozen Food, Dairy/Deli, Fresh Bakery and Liquor Committees.

     George J. Andresakes has served as a Director of the Company since 1969. He was General Counsel to the Company until 1979 and is now retired.

     John J. McDermott has served as a Director of the Company since 1982. Mr. McDermott is the President of John J. McDermott Enterprises, a bank consulting firm. He was Executive Vice President of Dollar Dry Dock Savings from 1983 until he retired in 1989. Mr. McDermott previously served as General Counsel to the Company from 1982 to 1983.

     Norman Crystal has served as a Director of the Company since 1992. Mr. Crystal is an owner of an entity that owns and manages apartment complexes. In addition, Mr. Crystal is a registered floor broker with the Commodity Futures Trading Commission and Mr. Crystal is an independent commodities and securities investor.

     The Certificate of Incorporation includes a provision that no director shall be personally liable for monetary damages to the Company or its shareholders for a breach of any fiduciary duty except for: (i) breach of a director's duty of loyalty; (ii) acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) intentionally or knowingly authorizing any unlawful dividends or distributions; and (iv) any transaction from which a director derived an improper personal benefit.

     Directors who are not employees of the Company receive $250 per diem for attendance at meetings of the Board of Directors.

                       DIRECTORS MEETINGS AND COMMITTEES

     The Board held three meetings in fiscal 1997. All directors attended at least 75% of the meetings of the Board. The Board does not have a standing nominating committee.

     The Executive Committee, which consists of Perry Sumas, James Sumas, Robert Sumas, William Sumas and John Sumas, meets on call and is authorized to act on all matters pertaining to corporate policies and overall Company performance.

     The Audit Committee, which consists of Robert Sumas, George Andresakes and John J. McDermott, reviews the internal controls of the Company, meets with the Company's financial personnel and certified public accountants in connection with these reviews, and recommends to the Board the appointment of independent certified public accountants to serve as the Company's auditors for the ensuing year, subject to ratification by the stockholders at the Annual Meeting. The committee met three times during fiscal 1997.

     The Compensation Committee, which consists of Perry Sumas, James Sumas and George Andresakas, establishes the compensation of the officers of the Company.

     Members of each committee attended 75% or more of the meetings of their respective committees.

                             EXECUTIVE COMPENSATION

     Except for the Stock Option Plan, the Company does not have any long term compensation plans. No bonuses were awarded and no stock options were granted to the Chief Executive Officer and four named executive officers during the last three fiscal years. The following table sets forth the compensation paid by the Company during the last three fiscal years to the Chief Executive Officer and the four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                       OTHER
                                                                                      ANNUAL
                NAME AND POSITION                        YEAR          SALARY     COMPENSATION(A)
-------------------------------------------------        ----         --------    ---------------
Perry Sumas......................................        1997          229,950        --
President and Chief Executive Officer                    1996          219,450        --
                                                         1995          199,500        --
James Sumas......................................        1997          343,055         2,250
Chairman of Board and Chief Operating Officer            1996          333,890         2,310
and Treasurer                                            1995          303,603         2,310
Robert Sumas.....................................        1997          290,010         2,250
Executive Vice President                                 1996          264,900         2,310
and Secretary                                            1995          267,572         1,989
William Sumas....................................        1997          248,635         2,250
Executive Vice President                                 1996          218,780         2,014
                                                         1995          203,641         2,002
John Sumas.......................................        1997          264,335         2,250
Executive Vice President                                 1996          246,000         2,310
                                                         1995          223,565         2,016

---------------
(a) Company Paid 401K match

     The following table sets forth information with respect to the exercise of options during fiscal 1997 and the value of the unexercised options as of July 26, 1997.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                                      AND
                         FISCAL YEAR END OPTION VALUES

                                                                         NUMBER OF
                                                                        UNEXERCISED          VALUE OF
                                            SHARES                      OPTIONS AT          UNEXERCISED
                                          ACQUIRED ON      VALUE         JULY 26,          IN-THE-MONEY
                  NAME                     EXERCISE       REALIZED         19971         AT JULY 26, 19972
----------------------------------------  -----------     --------     -------------     -----------------
Perry Sumas.............................       0              0            8,000              $ 6,000
James Sumas.............................       0              0            8,000              $ 6,000
Robert Sumas............................       0              0            8,000              $ 6,000
William Sumas...........................       0              0            8,000              $ 6,000
John Sumas..............................       0              0            8,000              $ 6,000

---------------
1 All outstanding options held by Executive Officers were exercisable at year end.

2 Based upon the price of $8.75 as of July 26, 1997.

BENEFIT PLANS

     The Company maintains a defined benefit pension plan for employees not covered by a collective bargaining agreement who have been employed with the Company for more than six months and who are over the age of twenty-one. The amount of the Company's contribution to this plan with respect to a specified person cannot readily be separated or individually calculated by the actuaries for the plan. For purposes of determining plan benefits, compensation is the regular base pay of the participant plus bonuses, overtime pay and other extra compensation. Effective January 1, 1989, the plan benefit formula was amended. Retirement benefits are equal to the pension accrued to December 31, 1988 plus 1% of average compensation times each year of post-1988 service plus .75% of average compensation in excess of Table II of the 1989 Covered Compensation Table times each year of post-1988 service. Average compensation for post-1988 service is based on the five highest consecutive years' compensation. The approximate annual retirement benefits at age 65 (computed as of January 1, 1997) are $52,980 to James Sumas; $62,844 to Robert Sumas; $61,932 to William Sumas; $67,200 to John Sumas; and $348,928 to all executive officers and directors as a group. Due to his age, Perry Sumas cannot participate in this plan.

     The Company also maintains a plan which permits salary reduction contributions by participants under Section 401(k) of the Internal Revenue Code. Pursuant to this plan, each person not covered by a collective bargaining agreement who has been employed by the Company for more than twelve months and is over the age of twenty-one may direct that a percentage of his or her salary, up to 18%, but not more than $9,500, be withheld and paid over to the plan trustees for investment. The Company, in turn, will pay to the plan trustees a further sum equal to the lesser of (a) 25% of the amount so directed by the employee to be withheld from the employee's salary and contributed to the plan or (b) 1.5% of the employee's salary. Until the employee has reached his normal retirement age, the employee's contribution may not be withdrawn without incurring a tax penalty.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Securities and Exchange Commission has adopted new rules concerning the format for the disclosure of executive compensation. These rules also require proxy statement disclosure of specified information regarding certain relationships of executive officers and members of the Company's board of directors which might bear on decisions concerning the compensation of executive officers of the Company. None of the executive officers or the members of the Company's board of directors has a relationship requiring such disclosure except as set forth below. The Compensation Committee consists of Perry Sumas, who is an executive officer of the Company serving as the President and Chief Executive Officer; James Sumas, who is an executive officer of the Company serving as the Chairman of the Board of Directors, Chief Operating Officer and Treasurer; and George J. Andresakes, who is a former executive officer of the Company, having resigned as General Counsel in 1979. As noted elsewhere in the Proxy Statement under "Certain Transactions", Perry Sumas and James Sumas, through Sumas Realty Company and Sumas Realty Associates, have certain business relationships with the Company.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Company's compensation policies, as applicable to its executive officers, are administered by its Compensation Committee of the Board of Directors (the "Committee"). The Committee members recognize that the Company is, to a significant extent, a family owned business. The Chief Executive Officer and each of the other executive officers named in this proxy statement own substantial amounts of the Company's common stock and thus have a direct and substantial interest in the long-term growth of shareholder's wealth. In light of this ownership, there is less need to directly relate executive compensation to Company performance. It is the view of the Committee that there is no need for formal bonus plans designed to better align the interests of executive officers with those of shareholders in general. The Company previously granted certain stock options to each of the named executive officers. However, no stock options were granted during fiscal 1997 or during the current fiscal year to the Chief Executive Officer or the named executive officers.

     The basic criteria used in making determinations concerning base salary is the level of compensation paid to comparable executives in the industry, in particular to corporate executives at other ShopRite co-op members and at competing regional supermarket chains. The principal factors which have been considered by the Committee in implementing this policy are time devoted to Company affairs, reputation in the industry, record of accomplishment and efforts on the Company's behalf. Increases in the cost of living also have been considered.

     The Committee notes that compensation tables required by the rules of the Securities and Exchange Commission are based upon fiscal year totals, which in the case of the Company are July to July periods of 52 or 53 weeks. Executive compensation decisions are implemented on a calendar year basis. Thus, minor apparent year to year variations in compensation levels appearing in the tables may not be reflective of actual Committee actions.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                                  PERRY SUMAS
                                  JAMES SUMAS
                              GEORGE J. ANDRESAKES

PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return on the Company's Class A Common Stock against the cumulative total return of the S&P 500 Composite Stock Index and the NASDAQ Retail Index for the Company's last five fiscal years.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

              AMONG VILLAGE SUPER MARKET, INC., THE S&P 500 INDEX
                          AND THE NASDAQ RETAIL INDEX

        MEASUREMENT PERIOD                VILLAGE                              NASDAQ RETAIL
      (FISCAL YEAR COVERED)          SUPERMARKET, INC.        S&P 500              TRADE
7/92                                               100                 100                 100
7/93                                               138                 109                 105
7/94                                               115                 114                 103
7/95                                               108                 144                 122
7/96                                               131                 168                 132
7/97                                               135                 256                 156

                              CERTAIN TRANSACTIONS

     The Company's supermarket in South Orange, New Jersey, its supermarket in Springfield, New Jersey and its executive headquarters in Springfield, New Jersey are leased from Sumas Realty Company. Sumas Realty Company is a corporation owned by the Estate of Nicholas Sumas, Perry Sumas and James Sumas.

     The lease with respect to the Company's supermarket in South Orange expired on August 31, 1997 but has been extended until August 31, 1998. In fiscal 1997, a total of $143,512 in rent was paid to Sumas Realty Company with respect to the South Orange supermarket.

     The lease with respect to the Company's supermarket in Springfield is dated June 1, 1986 and expires on May 31, 2006. In fiscal 1997, the Company paid $300,000 in rent to Sumas Realty under this lease. In 2001, the annual rent will increase to $340,000 per year.

     The Company's executive office in Springfield also is leased from Sumas Realty Company. This lease expired on January 31, 1997 but was extended until January 31, 1998. The Company paid $171,000 to Sumas Realty under this lease during fiscal 1997.

     The Company believes that the terms of the leases listed above are as favorable to the Company as it could have obtained from unrelated lessors. During the fiscal year ended July 26, 1997, the Company paid to Sumas Realty Company a total of $614,512 in rent under the foregoing leases.

     The Company's supermarket in Chatham, New Jersey is leased from Hickory Square Associates, a limited partnership. The lease is dated April 1, 1986 and expires March 31, 2006. The annual rent under this lease is $549,160. Sumas Realty Associates is a 30% limited partner in Hickory Square Associates. Sumas Realty Associates is a general partnership among Perry Sumas, James Sumas, Robert Sumas, William Sumas and John Sumas.

                      PROPOSAL TO ADOPT THE INCENTIVE AND
                        NON-STATUTORY STOCK OPTION PLAN

DESCRIPTION OF THE PLAN

     The following summary of the Company's 1997 Incentive and Nonstatutory Stock Option Plan (the "Plan") is qualified entirely by reference to the copy of the Plan attached hereto as Exhibit A.

     The Plan provides for grants of both incentive stock options ("ISOs") and nonstatutory options to purchase up to a total of 250,000 shares of the Company's Class A common stock, no par value.

     The Plan is administered by a committee appointed by the Board of Directors of the Company. The Plan authorizes the grant of ISOs with an exercise price equal to 100% (110% in the event the optionee holds more than 10% of the voting stock of the Company) of the fair value market value of the shares of the Company's Class A Common Stock on the date the option is granted. Only those officers and employees of the Company designated by the Board are eligible to participate in the Plan.

     The options are to contain such terms as the Committee shall determine, including the term and installments, if any, during which the options may be exercised. The term of options granted under the Plan cannot exceed ten years. The Plan provides that options may be exercised not later than three months after the date of termination except in the event of the termination of employment as the result of the death or disability of the optionee in which event the options are exercisable to the extent they were exercisable at the time of death or disability for a period of twelve months following the date of death or disability. The options may not be transferred other than by will or the laws of descent and distribution.

     Under the Internal Revenue Code (the "Code"), and the regulations thereunder, there is also an annual limit, currently $100,000 plus the "unused limit carryover" as defined under the Code, on the value of stock exercisable by incentive stock options that can be issued to an optionee.

TAX CONSIDERATIONS

  Incentive Stock Options

     Under the Code, an employee will not recognize income for Federal income tax purposes upon the grant of an ISO under the Plan or the subsequent purchase of stock pursuant to the exercise of such ISO. The adjusted basis of the optionee in the shares received on the exercise of such option will equal the amount paid for such shares.

     If the employee makes no disposition of the shares purchased on exercise of an ISO within two years from the date of grant and within one year from the date of exercise of the option, upon a subsequent sale or taxable exchange of shares, the employee will recognize a long-term capital gain or loss equal to the difference between the amount realized on the disposition of such shares and his adjusted basis in such shares.

     If an employee disposes of shares purchased on the exercise of an ISO within the foregoing two and one year periods, for the taxable year in which the disposition occurs, he will be required to include in gross income as compensation the amount by which the fair market value of the shares on the date the option was exercised by the employee (or the amount realized upon disposition, if that amount is less than the fair market value on the date of exercise and if the disposition is a sale or exchange with respect to which the employee would recognize a loss if one were sustained) exceeds the option exercise price. In addition, upon a sale or taxable exchange within either period, the employee will recognize capital gain or loss (long or short term as the case may be) equal to the difference between (i) the sum of the exercise price he paid (or in the event that the exercise price is paid in whole or in part by the transfer of stock of the Company previously owned by the employee, the amount of money plus the adjusted basis of such previously owned stock) and any amount he is required to include in his gross income in accordance with the preceding sentence, and (ii) the amount realized on the sale or taxable exchange.

     The Company will be entitled to a deduction for compensation with respect to an ISO only in the event and to the extent that the employee recognizes ordinary income for disqualifying dispositions of stock received upon the exercise of such ISO.

  Nonstatutory Options

     The grant of nonstatutory options will have no immediate tax consequences to the Company or the optionee. When an optionee exercises a nonstatutory option and shares are transferred to him, he will be required to include in his gross income, as compensation, and the Company will be entitled to deduct, the amount by which the fair market value of the shares at that time exceeds the option price. Upon a subsequent sale or taxable exchange of the shares, the optionee will recognize a capital gain or loss equal to the difference between (i) the sum of the option price he paid and any amount he is required to include in his gross income pursuant to the preceding sentence, and (ii) the amount realized on the sale or taxable exchange. Such capital gain will be long term or short term depending on the optionee's holding period after the date of his exercise of the options.

  Interest of Executive Officers

     While the benefits of this plan will extend to officers of the Company who are not executive officers, the eight executive officers can be expected to benefit from this Plan, if adopted. Any benefit, however, will be dependant upon increases in the market price of the Class A stock. The relative amounts of such benefit cannot be determined at present as benefits will depend upon the participants selected for option grants, the amounts of such grants and the price of the Class A Stock at the time of such grants.

  Amendment

     The Committee is authorized by the Plan to amend its terms without the approval of shareholders. The Committee may not amend the Plan to materially increase the number of shares subject to option (except for antidilution adjustments). The Committee may not materially modify the class of eligible participants under the Plan or amend the Plan in any way which is inconsistent with applicable provisions of the Code which provide a tax benefit to holders of ISOs. It is anticipated that the Committee would use this power principally to adapt the Plan to changes in the tax and securities laws. Nevertheless the exercise of this power could materially increase the cost of this Plan to the Company.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The selection by the Board of Directors, on recommendation of the Audit Committee, of KPMG Peat Marwick LLP, as independent public accountants to examine the financial statements of the Company for the fiscal year ending July 25, 1998, is to be submitted to the meeting for ratification or rejection. The financial statements of the Company for the 1997, 1996, and 1995 fiscal years were examined by KPMG Peat Marwick LLP.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the 1997 Annual Meeting of Shareholders and will be given the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

     Although ratification by the stockholders of the selection of independent public accountants is not required, the Board will reconsider its selection of KPMG Peat Marwick LLP if such ratification is not obtained. Ratification shall require a majority of the votes cast.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any proposal that a shareholder intends to present at the Company's 1998 Annual Meeting of Shareholders, presently scheduled to be held on December 4, 1998, and requests to be included in the Company's Proxy Statement for the 1998 Annual Meeting, must be received by the Company no later than June 1, 1998. Such requests should be made in writing and sent to the Secretary of the Company, Robert Sumas, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.

                                 OTHER MATTERS

     The Company will furnish a copy of its Annual Report on Form 10-K for the year ended July 26, 1997, without exhibits, without charge to each person who forwards a written request, including a representation that he was a record or beneficial holder of the Company's Common Stock on October 3, 1997. Requests are to be addressed to Mr. Robert Sumas, Secretary, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.

     All expenses incurred in connection with the preparation and circulation of this Proxy Statement in an amount that would normally be expended in connection with an Annual Meeting in the absence of a contest will be paid by the Company. No solicitation expenses will be incurred. Management does not know of any other business that will be presented at the Annual Meeting.

                                          By order of the Board of Directors,

                                                      ROBERT SUMAS,

                                                         Secretary
October 30, 1997

                           VILLAGE SUPER MARKET, INC.

               1997 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

1.  PURPOSE.

     The purpose of this 1997 Incentive and Non-Statutory Stock Option Plan (the "Plan") is to give officers and executive personnel ("key employees") of Village Super Market, Inc. (the "Company"), and corporations with respect to which the Company directly or indirectly controls 50% or more of the combined voting power ("subsidiaries") an opportunity to acquire shares of the Class A common stock of the Company ("Class A Stock"), to provide an incentive for key employees to continue to promote the best interests of the Company and enhance its long-term performance, and to provide an incentive for key employees and other participants to join or remain with the Company and its subsidiaries.

2.  ADMINISTRATION.

     (a) Board of Directors. The Plan shall be administered by the Board of Directors of the Company (the "Board"), which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan (except its powers under Section 12(c)) to a committee (the "Committee") appointed by the Board and composed of not less than three members of the Board. If the Board chooses to appoint a Committee, references hereinafter to the Board (except in Section 12(c)) shall be deemed to refer to the Committee.

     (b) Powers. Within the limits of the express provisions of the Plan, the Board shall determine:

          (i) the persons to whom awards hereunder shall be granted,

          (ii) the time or times at which such awards shall be granted,

          (iii) the form and amount of the awards, and

          (iv) the limitations, restrictions and conditions applicable to any such award.

     In making such determinations, the Board may take into account the nature of the services rendered by such key employees, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant.

     (c) Interpretations. Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective awards and make all other determinations it deems necessary or advisable for the administration of the Plan.

     (d) Determinations. The determinations of the Board on all matters regarding the Plan shall be conclusive. A member of the Board shall only be liable for any action taken or determination made in bad faith.

     (e) Nonuniform Determinations. The Board's determinations under the Plan, including without limitation, determinations as to the persons to receive awards, the terms and provisions of such awards and the agreements evidencing the same, need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

3.  AWARDS UNDER THE PLAN.

     (a) Form. Awards under the Plan may be granted in any of the following forms:

          (i) Incentive Stock Options, as described in Section 4,

          (ii) Non-Statutory Stock Options, as described in Section 5, and

          (iii) Stock Appreciation Rights, as described in Section 6.

     (b) Maximum Limitations. The aggregate number of shares of Class A Stock available for grant under the Plan is 250,000 subject to adjustment pursuant to
Section 8. Shares of Class A Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that, prior to the end of the period during which Stock Options may be granted under the Plan, any Stock Option under the Plan expires unexercised or is terminated, surrendered or cancelled (other than in connection with the exercise of a Stock Appreciation Right with respect to which common stock is delivered to the key employee under Section 6(b)(ii)), without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such Stock Option, or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Class A Stock available for grant as a Stock Option under the Plan, including a grant to a former holder of such Stock Option, upon such terms and conditions as the Board shall determine, which terms may be more or less favorable than those applicable to such former Stock Option.

     (c) Ten Percent Shareholder. Notwithstanding any other provision herein contained, no key employee may receive an Incentive Stock Option under the Plan if such employee, at the time the award is granted, owns (as defined in Section 424(d) of the Internal Revenue Code, as amended (the "Code")) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its parent or any subsidiary, unless the option price for such Incentive Stock Option is at least 110% of the fair market value of the Class A Stock subject to such Incentive Stock Option on the date of grant and such Option is not exercisable after the date five years from the date such Option is granted.

4.  INCENTIVE STOCK OPTIONS.

     It is intended that Incentive Stock Options granted under the Plan shall constitute Incentive Stock Options within the meaning of Section 422 of the Code. Incentive Stock Options may be granted under the Plan for the purchase of shares of Class A Stock. Incentive Stock Options shall be in such form and upon such conditions as the Board shall from time to time determine, subject to the following

     (a) Option Prices. The option price of each Incentive Stock Option shall be at least 100% of the fair market value of the Class A Stock subject to such Incentive Stock Option on the date of grant.

     (b) Terms of Options. No Incentive Stock Option shall be exercisable prior to the date one year, or after the date ten years, from the date such Incentive Stock Option is granted.

     (c) Limitation on Amounts. The aggregate fair market value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the capital stock with respect to which Incentive Stock Options are exercisable for the first time by a key employee during any calendar year (under this Plan or any other plan of the Company or the parent or any subsidiary of the Company) shall not exceed $100,000.

     (d) Exercise. Incentive Stock Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement between the optionee and the Company, as the Board shall determine; provided, that such determinations are not inconsistent with the other provisions of the Plan, and with Section 422 of the Code or regulations thereunder.

     (e) Manner of Exercise of Options and Payment for Common Stock. Incentive Stock Options may be exercised by an optionee by giving written notice to the Secretary of the Company stating the number of shares of Class A Stock with respect to which the Incentive Stock Option is being exercised and tendering payment therefor. At the time that an Incentive Stock Option granted under the Plan, or any part thereof, is exercised, payment for the Class A Stock issuable thereupon shall be made in full in cash or by certified check or, if the Board in its discretion agrees to accept, in shares of Class A Stock of the Company (the number of such shares paid for each share subject to the Incentive Stock Option, or part thereof, being exercised shall be determined by dividing the option price by the fair market value per share of the Class A Stock on the date of exercise). As soon as reasonably possible following such exercise, a certificate representing shares of Class A Stock purchased, registered in the name of the optionee shall be delivered to the optionee.

     (f) Cancellation of Stock Appreciation Rights. The exercise of any Incentive Stock Option shall cancel that number, if any, of Stock Appreciation Rights (as defined in Section 6) included in such Incentive Stock Option, which is equal to the excess of (i) the number of shares of Class A Stock subject to Stock Appreciation Rights included in such Incentive Stock Option, over (ii) the number of shares of Class A Stock which remain subject to such Incentive Stock Option after such exercise.

5.  NON-STATUTORY STOCK OPTIONS.

     Non-Statutory Stock Options (i.e., options which do not constitute Incentive Stock Options within the meaning of Section 422 of the Code) may be granted under the Plan for the purchase of Class A Stock. Non-Statutory Stock Options shall be in such form and upon such conditions as the Board shall from time to time determine and further shall be subject to the provisions of Section 4 of this Plan except there shall be no limit on amount (subject only to the overall limit of the shares available under the Plan for option grant).

6.  STOCK APPRECIATION RIGHTS.

     (a) Award. If deemed by the Board to be in the best interest of the Company, any Incentive Stock Option granted under the Plan may include a stock appreciation right ("Stock Appreciation Right"), either at the time of grant or thereafter while the Incentive Stock Option is outstanding.

     (b) Terms of Rights. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of the Plan as the Board shall determine, provided that:

          (i) Limitations. A Stock Appreciation Right shall be exercisable to the extent, and only to the extent, the Incentive Stock Option in which it is included is exercisable and shall be exercisable only for such period as the Board may determine (which period may expire prior to, but not later than, the expiration date of such Incentive Stock Option). Notwithstanding the preceding sentence, a Stock Appreciation Right is exercisable only when the fair market value of a share of Class A Stock exceeds the option price specified in such Incentive Stock Option.

          (ii) Surrender or Exchange. A Stock Appreciation Right shall entitle the optionee to surrender to the Company unexercised the Incentive Stock Option, or portion thereof, to which it is related, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Class A Stock having an aggregate fair market value equal to the excess of the fair market value on the date of exercise of one share of Class A Stock over the option price per share specified in such Incentive Stock Option multiplied by the number of shares of Class A Stock subject to the Incentive Stock Option, or portion thereof, which is so surrendered. The Board shall be entitled to elect to settle any part or all of the Company's obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or by check equal to the aggregate fair market value on the date on which the Stock Appreciation Right is exercised of that part or all of the shares of Class A Stock the Company would otherwise be obligated to deliver.

     (c) Cash Settlement Restriction.

          (i) Notwithstanding Section (b), so long as the grantee of a Stock Appreciation Right is an officer or director of the Company, the Company's right to elect to settle any part or all of its obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or by check shall not apply unless such exercise occurs no less than six months after the date of grant of the Right and either: (1) pursuant to the provisions of subsection (ii) below, or (2) during the period beginning on the third business day following the date of release by the Company for publication of its quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

          (ii) In the event that, pursuant to Section 9, the Company shall cancel all unexercised Incentive Stock Options as of the effective date of a merger or other transaction provided therein, or in the case of dissolution of the Company, then each Stock Appreciation Right held by an executive officer or director of the Company shall be automatically exercised for cash on such date within 30 days prior to the effective date of such transaction or dissolution as the Board shall determine and, in the absence of such determination, on the last business day immediately prior to such effective date.

7.  TRANSFERABILITY.

     No Incentive Stock Option, Non-Statutory Stock Option, or Stock Appreciation Right may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Incentive Stock Option, Non-Statutory Stock Option, or Stock Appreciation Right shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Incentive Stock Option, Non-Statutory, Stock Option, or Stock Appreciation Right, or levy of attachment or similar process upon the Incentive Stock Option or Stock Appreciation Right not specifically permitted herein shall be null and void and without effect. An Incentive Stock Option, Non-Statutory Stock Option, or Stock Appreciation Right may be exercised only by a key employee during his or her lifetime, or pursuant to Section 11(c), by his or her estate or the person who acquires the right to exercise such Incentive Stock Option, Non-Statutory Stock Option or Stock Appreciation Right upon his or her death by bequest or inheritance.

8.  ADJUSTMENT PROVISIONS.

     The aggregate number of shares of Class A Stock with respect to which Incentive Stock Options, Non-Statutory Stock Options and Stock Appreciation Rights may be granted, the aggregate number of shares of Class A Stock subject to each outstanding Incentive Stock Option, Non-Statutory Stock Option and Stock Appreciation Right, and the option price per share of each may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Class A Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this
Section 8 shall be made according to the sole discretion of the Board, and its decisions shall be binding and conclusive.

9.  DISSOLUTION, MERGER AND CONSOLIDATION.

     Except as otherwise provided in Section 6(c)(ii), upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Incentive Stock Option and Stock Appreciation Right granted hereunder shall expire as of the effective date of such transaction; provided, however, that the Board shall give at least 30 days' prior written notice of such event to each optionee during which time he or she shall have a right to exercise his or her wholly or partially unexercised Incentive Stock Option (without regard to installment exercise limitations, if any) or Stock Appreciation Right and, subject to prior expiration pursuant to Section 11(b) or (c), each Incentive Stock Option and Stock Appreciation Right shall be exercisable after receipt of such written notice and prior to the effective date of such transaction.

10.  EFFECTIVE DATE AND PERIOD FOR GRANTS.

     The Plan shall become effective on the date of the approval of the Plan by the holders of a majority of the shares of Common Stock of the Company. No grant or award shall be made under the Plan more than 10 years from December 5, 1997, provided, however, that the Plan and all Stock Options and Stock Appreciation Rights granted under the Plan prior to such date shall remain in effect and subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with the terms of the respective grants or awards and the related agreements.

11.  TERMINATION OF EMPLOYMENT OR PARTICIPATION.

     (a) Each Incentive Stock Option, Non-Statutory Stock Option and Stock Appreciation Right shall, unless sooner expired pursuant to Section 11(b) or (c) below, expire on the first to occur of the tenth anniversary of the date of grant thereof and the expiration date set forth in the applicable option agreement.

     (b) An Incentive Stock Option, a Non-Statutory Stock Option or a Stock Appreciation Right shall expire on the first to occur of the applicable date set forth in paragraph (a) next above and the date three (3) months following the date that the employment or participation of the person with the Company terminates for any reason other than death or disability.

     (c) If the employment of an employee or participation of another participant with the Company terminates by reason of disability (as defined in Section 422(c)(9) of the Code as determined by the Board) or by reason of death, his or her Stock Options and Stock Appreciation Rights, if any, shall expire no later than the first to occur of the date set forth in paragraph (a) of this
Section 11 and the first anniversary of such termination of employment.

12.  MISCELLANEOUS.

     (a) Legal and Other Requirements. The obligation of the Company to sell and deliver Class A Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Class A Stock issued hereunder may be legended as the Board shall deem appropriate.

     (b) No Obligation To Exercise Options. The granting of a Stock Option shall impose no obligation upon an optionee to exercise such Stock Option.

     (c) Termination and Amendment of Plan. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend or suspend the Plan or any Stock Option or Stock Appreciation Right granted hereunder or may at any time terminate the Plan, except that it may not, without the approval of the shareholders of the Company (except to the extent provided in Section 8 hereof):

          (i) Materially increase the total number of shares of Class A Stock available for grant under the Plan except as provided in Section 8;

          (ii) Materially modify the class of eligible employees or participants under the Plan; or

          (iii) Effect a change relating to Incentive Stock Options granted hereunder which is inconsistent with Section 422 of the Code or regulations issued thereunder.

     No action taken by the Board under this Section, either with or without the approval of the shareholders of the Company, may materially and adversely affect any outstanding Stock Option or Stock Appreciation Right without the consent of the holder thereof.

     (d) Application of Funds. The proceeds received by the Company from the sale of Class A Stock pursuant to Stock Options will be used for general corporate purposes.

     (e) Withholding Taxes.

          (i) Upon the exercise of any Stock Option or Stock Appreciation Right, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Class A Stock.

          (ii) Upon the disposition of any Class A Stock acquired by the exercise of a Stock Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements as a condition to the registration of the transfer of such Class A Stock on its books. Whenever under the Plan payments are to be made by the

     Company in cash or by check, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements.

     (f) Right To Terminate Employment. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any key employee or other optionee the right to continue in the employment of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate the employment of such key employee or other optionee.

     (g) Rights as a Shareholder. No optionee shall have any right as a shareholder unless and until certificates for shares of Class A Stock are issued to him or her.

     (h) Leaves of Absence and Disability. The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any key employee or other participant. Without limiting the generality of the foregoing, the Board shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any key employee who takes such leave of absence.

     (i) Fair Market Value. Whenever the fair market value of Class A Stock is to be determined under the Plan as of a given date, such fair market value shall be:

          (i) If the Class A Stock is traded on the over-the-counter market, the average of the mean between the bid and the asked price for the Class A Stock at the close of trading for the 10 consecutive trading days immediately preceding such given date;

          (ii) If the Class A Stock is listed on a national securities exchange, the average of the closing prices of the Class A Stock on the Composite Tape for the 10 consecutive trading days immediately preceding such given date; and

          (iii) If the Class A Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

     Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the fair market value of Class A Stock subject to an Incentive Stock Option shall be inconsistent with Section 422 of the Code or regulations thereunder.

     (j) Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (1) on the date it is personally delivered to the Secretary of the Company at its principal executive offices or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an optionee (1) on the date it is personally delivered to him or her or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

     (k) Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Stock Options and Stock Appreciation Rights granted hereunder shall be determined in conformity with the laws of the state of New Jersey, to the extent not inconsistent with Section 422 of the Code and regulations thereunder.

     (l) Elimination of Fractional Shares. If under any provision of the Plan which requires a computation of the number of shares of Class A Stock subject to an Incentive Stock Option or Stock Appreciation Right, the number so computed is not a whole number of shares of Class A Stock, such number of shares of Class A Stock shall be rounded down to the next whole number.

                           VILLAGE SUPER MARKET, INC.
               733 MOUNTAIN AVENUE, SPRINGFIELD, NEW JERSEY 07081

         PROXY SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

    The undersigned hereby appoints Perry Sumas and Robert Sumas, and each of them, proxies for the undersigned, with full power of substitution, to vote as if the undersigned were personally present at the Annual Meeting of the Shareholders of Village Super Market, Inc. (the "Company"), to be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey on Friday, December 5, 1997 at 10:00 A.M. and at all adjournments thereof, the shares of stock of said Company registered in the name of the undersigned. The undersigned instructs all such proxies to vote such shares as indicated below upon the following matters, which are described more fully in the accompanying proxy statement.

I authorize and instruct my Proxy to:

    1. [ ] VOTE FOR all nominees for the Company's Board of Directors listed below: except that I WITHHOLD AUTHORITY for the following nominees (if any)

      Perry Sumas, James Sumas, Robert Sumas, William Sumas, John Sumas, George
      J. Andresakes, John J. McDermott, and Norman Crystal.

      [ ] VOTE WITHHELD from all nominees.

    2. VOTE FOR [ ] AGAINST [ ] ABSTAIN [ ] approval of KPMG Peat Marwick LLP, to be the independent auditors of the Company for the fiscal year ending July 25, 1998.

    3. VOTE FOR [ ] AGAINST [ ] ABSTAIN [ ] approval of the Company's 1997 Incentive and Non-Statutory Stock Option Plan.

                                 (Continued and to be signed, on the other side)

(see other side)

    4. In their discretion, to vote upon such other business as may properly come before the meeting and all adjournments thereof.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 through 4.

    Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                                        ------------------------
                                                        Signature

                                                        ------------------------
                                                        Signature, if held
                                                        jointly

                                                        Dated  1997

                                                        PLEASE MARK, SIGN, DATE
                                                        AND RETURN THE PROXY
                                                        CARD PROMPTLY, USING THE
                                                        ENCLOSED ENVELOPE.